UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)

Registrant’s Telephone Number, in•cluding Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 18, 2005, Copano Energy, L.L.C. (the “Company”) issued a press release announcing that its Board of Directors has declared a quarterly distribution of $0.45 per Common Unit and Subordinated Unit with respect to the period from April 1 through June 30, 2005 (the “Distribution”).  The Distribution shall be payable on August 15, 2005 to holders of record of the Common Units and Subordinated Units on August 1, 2005, which are expected to include holders of 1.9 million Common Units to be issued in connection with the pending acquisition of ScissorTail Energy, LLC. The Company also anticipates making a concurrent quarterly distribution of $0.495 per unit with respect to 4.3 million Class B Units to be issued in connection with the pending ScissorTail Energy acquisition. The Class B Unit distribution represents a quarterly distribution equal to 110% of the distribution to be received by the Common Units, which is applicable unless and until the Company’s existing unitholders approve the conversion of the Class B Units into Common Units. The Company has agreed to hold a special meeting of its unitholders to consider the conversion as soon as feasible following completion of the ScissorTail Energy acquisition.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release issued July 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: July 19, 2005	By:	/s/ Douglas L. Lawing
	Name:	Douglas L. Lawing
	Title:	Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued July 18, 2005